Exhibit 99.1

LIBERTY GLOBAL TO PRESENT AT THE MORGAN STANLEY EUROPEAN TECHNOLOGY, MEDIA & TELECOM CONFERENCE

Denver, Colorado – October 30, 2019

Liberty Global plc (“Liberty Global”) (NASDAQ: LBTYA, LBTYB and LBTYK) will be presenting at the Morgan Stanley European Technology, Media & Telecom Conference on Wednesday, November 13, 2019 at 1:10 p.m. CET at the Hotel Arts in Barcelona, Spain. Liberty Global may make observations concerning its historical operating performance and outlook. The presentation will be webcast live at www.libertyglobal.com. We intend to archive the webcast under the Investor Relations section of our website for approximately 30 days.
ABOUT LIBERTY GLOBAL
Liberty Global (NASDAQ: LBTYA, LBTYB and LBTYK) is one of the world’s leading converged video, broadband and communications companies, with operations in six European countries under the consumer brands Virgin Media, Telenet and UPC. We invest in the infrastructure and digital platforms that empower our customers to make the most of the digital revolution. Our substantial scale and commitment to innovation enable us to develop market-leading products delivered through next-generation networks that connect 11 million customers subscribing to 25 million TV, broadband internet and telephony services. We also serve 6 million mobile subscribers and offer WiFi service through millions of access points across our footprint.

In addition, Liberty Global owns 50% of VodafoneZiggo, a joint venture in the Netherlands with 4 million customers subscribing to 10 million fixed-line and 5 million mobile services, as well as significant investments in ITV, All3Media, ITI Neovision, LionsGate, the Formula E racing series and several regional sports networks.

For more information, please visit www.libertyglobal.com or contact:

Investor Relations:     Corporate Communications:
Matt Coates +44 20 8483 6333    Bill Myers +1 303 220 6686
John Rea +1 303 220 4238    Matt Beake +44 20 8483 6428
Stefan Halters +44 20 8483 6211